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                                                                    Exhibit 23.3

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors of
 TCI Satellite Entertainment Inc.:

   We consent to the incorporation by reference in this Registration Statement on Form S-3 of Hughes Electronics Corporation of our report, dated April 15, 1999, on the consolidated balance sheets of TCI Satellite Entertainment Inc. and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of operations, equity (deficit) and cash flows for each of the years in the three-year period ended December 31, 1998 appearing in the Registration Statement of Hughes Electronics Corporation on Form 10 filed August 13, 1999, and the related consolidated financial statement schedule, and to the reference to our firm under the heading "Experts" in this Registration Statement.

                                          /s/ KPMG LLP
                                          -------------------------------------
                                          KPMG LLP

Denver, Colorado

August 13, 1999